SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT






     Pursuant  to  Section  13 or 15  (d)  of   the  Securities  Exchange
     Act of 1934 Date of Report (Date of earliest event reported).



                          January 3, 1997



                    Plymouth Rubber Company, Inc.
     (Exact name of registrant as specified in its charter)



            Massachusetts             1-5197         04-1733970
     (State or other jurisdiction  (Commission      (IRS Employer
       of incorporation)       File Number)   Identification No.)



        104 Revere Street, Canton, Massachusetts          02021
      (Address of principal executive offices)         (Zip Code)



     Registrant's Telephone Number, including area code:  (617) 828-0220



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     Item 2.  Acquisition or Disposition of Assets.

     On January 3, 1997, Plymouth Rubber Europa S.A., a wholly owned subsidiary of the Company, acquired 100 percent of the outstanding shares of Cintas Adhesivas Nunez S.A. (a privately owned company), located in Porrino, Spain, for approximately 382,000,000 pesetas. 309,500,000 pesetas were paid at closing, with funds borrowed under the Company's existing line of credit. 37,500,000 pesetas will be payable in three annual installments, plus interest, beginning December 31, 2000. An additional payment currently estimated at 35,000,000 pesetas reflecting the change in the acquired company's equity between February 29, 1996 through December 31, 1996 will be paid on or before April 3, 1997.

     Cintas Adhesivas Nunez S.A. produces vinyl and cloth-based insulating tapes. The Company intends to produce and market vinyl and cloth-based insulating tapes from the facility in Porrino, Spain.

     The acquisition will be accounted for as a purchase recorded on the acquiring company's balance sheet as an investment valued at an estimated 382,000,000 pesetas (approximately $2,900,000) plus acquisition costs currently estimated at $170,000. Cintas Adhesivas Nunez S.A. will operate as a wholly-owned subsidiary of Plymouth Rubber Europa S.A.


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     Item 7.   Financial Statements, Proforma Financial Information and
                    Exhibits

     (a)       Financial Statements of businesses acquired:
               Not applicable


     (b)       Proforma Financial Information:
               Not applicable

      (c)      Exhibits:
               Exhibits required as part of this report are listed in the
                    Index to Exhibits appearing on Page 5.





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                      SIGNATURES




          Pursuant to the provisions of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                 PLYMOUTH RUBBER COMPANY, INC.
                                        (Registrant)



     Date:      January 20, 1997   By          Duane E. Wheeler
                                               Duane E. Wheeler
                                Vice President-Finance and Treasurer






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     INDEX TO EXHIBITS


          Exhibit No.                     Description


           (1)           Not Applicable

           (2)           Sale and Purchase Agreement

           (4)           Not Applicable

           (16)          Not Applicable

           (17)          Not Applicable

           (20)          Not Applicable

           (23)          Not Applicable

           (24)          Not Applicable

           (27)          Not Applicable

           (99)          Not Applicable